Exhibit 99.1

         Verint Systems Reports Record Fiscal 2004 Fourth Quarter Sales

    MELVILLE, N.Y.--(BUSINESS WIRE)--March 14, 2005--Verint Systems Inc. (NASDAQ: VRNT):

    --  Sales Grow to $69 Million; Increases 32% y-o-y and 8%
        Sequentially

    --  GAAP Earnings Per Diluted Share of $0.20

    --  Pro Forma Earnings Per Diluted Share of $0.23

    Verint Systems Inc. (NASDAQ: VRNT), announced record sales of $69,030,000 for the fourth quarter of fiscal 2004, ended January 31, 2005, a 32% increase compared with sales of $52,425,000 for the fourth quarter of fiscal 2003. Verint's sales increased approximately 8% sequentially, compared with $63,989,000 for the third quarter of fiscal 2004.
    Net income on a generally accepted accounting principles ("GAAP") basis was $6,707,000 for the fourth quarter of fiscal 2004, ($0.20 per diluted share), compared with net income of $5,180,000 ($0.16 per diluted share) for the third quarter of fiscal 2004, and net income of $5,782,000 ($0.18 per diluted share) for the fourth quarter of fiscal 2003. Net income on a pro forma basis was $7,558,000 for the fourth quarter of fiscal 2004, ($0.23 per diluted share), compared with a pro forma net income of $6,903,000 ($0.21 per diluted share) for the third quarter of fiscal 2004, and pro forma net income of $6,025,000 ($0.19 per diluted share) for the fourth quarter of fiscal 2003. A reconciliation between results on a GAAP basis and results on a pro forma basis is provided in a table immediately following the Pro Forma Consolidated Statement of Operations.
    Dan Bodner, President and CEO of Verint, stated, "Our record fourth quarter sales were due to continued demand for our actionable intelligence solutions. Pro forma income from operations of $7.1 million, which was also a record, grew 32.2% year-over-year."
    The Company ended the quarter with cash, cash equivalents and short-term investments of $240,414,000, working capital of $196,381,000 total assets of $398,978,000, and stockholders' equity of $283,375,000.

    Conference Call Information

    The Company will be conducting a conference call to review its fiscal 2004 fourth quarter results today at 4:30 PM EDT. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 703-639-1325. Please dial in 5-10 minutes prior to the scheduled start time.
    A replay of the conference call will be available on our website at www.verint.com until April 30, 2005 and by telephone at 703-925-2533, passcode 661649 for 7 days.
    Financial highlights at and for the twelve and three month periods ended January 31, 2005 and prior year comparisons are as follows:


           Consolidated Statement of Operations (GAAP Basis)
                 (In thousands, except per share data)

                                                         Three Months
                                      Twelve Months     Ended Jan. 31,
                                      Ended Jan. 31,     (Unaudited)
                                    ----------------------------------
                                       2004     2005    2004    2005
                                    -------- -------- ------- --------
Sales                               $192,744 $249,824 $52,425 $69,030
Cost of sales                         89,302  112,774  24,064  30,676
                                    -------- -------- ------- --------
Gross Profit                         103,442  137,050  28,361  38,354

Operating Expenses
   Research and development, net      23,233   31,961   6,254   8,872
   Selling, general and
    administrative                    63,020   83,070  17,006  23,366
   In-process research and
    development                            -    3,154       -       -
   Write-down of capitalized
    software                               -    1,481       -       -
                                    -------- -------- ------- --------
Income from operations                17,189   17,384   5,101   6,116

Interest and other income, net         2,670    3,618     857   1,239
                                    -------- -------- ------- --------
Income before income tax provision    19,859   21,002   5,958   7,355

Income tax provision                   1,921    1,930     176     648
                                    -------- -------- ------- --------
Net income                           $17,938  $19,072  $5,782  $6,707
                                    ======== ======== ======= ========

Earnings per share:
    Basic                              $0.65    $0.62   $0.19   $0.21
                                    ======== ======== ======= ========
    Diluted                            $0.61    $0.58   $0.18   $0.20
                                    ======== ======== ======= ========

Weighted average shares:
    Basic                             27,690   30,894  29,977  31,394
    Diluted                           29,437   32,626  31,719  33,077




Verint Systems provides pro forma net income and pro forma earnings per share data as additional information of its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The company believes that this presentation of pro forma data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and result of operations. In addition, the Company's management uses these measures for reviewing the financial results of the Company and for budget purposes:

        Consolidated Statement of Operations (Pro Forma Basis)
                 (In thousands, except per share data)
                              (Unaudited)

                                       Twelve Months    Three Months
                                          Ended             Ended
                                        January 31,      January 31,
                                    ----------------------------------
                                       2004     2005    2004    2005
                                    -------- -------- ------- --------
Sales                               $192,744 $249,824 $52,425 $69,030
Cost of sales                         89,064  110,586  23,996  30,204
                                    -------- -------- ------- --------
Gross Profit                         103,680  139,238  28,429  38,826

Operating Expenses
   Research and development, net      23,233   31,961   6,254   8,872
   Selling, general and
    administrative                    62,217   81,239  16,831  22,889
                                    -------- -------- ------- --------
Income from operations                18,230   26,038   5,344   7,065

Interest and other income, net         2,670    3,618     857   1,239
                                    -------- -------- ------- --------
Income before income tax provision    20,900   29,656   6,201   8,304

Income tax provision                   1,921    2,838     176     746
                                    -------- -------- ------- --------
Net income                           $18,979  $26,818  $6,025  $7,558
                                    ======== ======== ======= ========

Earnings per share:
    Basic                              $0.69    $0.87   $0.20   $0.24
                                    ======== ======== ======= ========
    Diluted                            $0.64    $0.82   $0.19   $0.23
                                    ======== ======== ======= ========

Weighted average shares:
    Basic                             27,690   30,894  29,977  31,394
    Diluted                           29,437   32,626  31,719  33,077

       Reconciliation of GAAP net income to pro forma net income

GAAP net income                       17,938   19,072   5,782   6,707
Amortization of intangible assets
 related to acquisitions:
   Included in gross profit              238    1,655      68     472
   Included in operating expenses        746      975     118     289
Amortization of stock based
 compensation                             57      501      57     188
Acquisition-related charges:
   In-process research and development     -    3,154       -       -
   Write-down of capitalized software      -    1,481       -       -
   Other, included in gross profit and
    in operating expenses                  -      888       -       -
Income tax effect                          -     (908)      -     (98)
                                    -------- -------- ------- --------
Pro forma net income                  18,979   26,818   6,025   7,558
                                    ======== ======== ======= ========




                       Balance Sheet Highlights
                            (In thousands)

ASSETS
                                                     January  January
                                                        31,      31,
                                                       2004     2005
                                                    -------- ---------
CURRENT ASSETS:
   Cash, cash equivalents and short-term
    investments                                     $228,713 $240,414
   Accounts receivable, net                           33,654   39,072
   Inventories                                        15,833   17,267
   Prepaid expenses and other current assets           6,007    9,880
                                                    -------- ---------
TOTAL CURRENT ASSETS                                 284,207  306,633

PROPERTY AND EQUIPMENT, net                           14,129   17,540

INTANGIBLE ASSETS                                      2,051   12,026

GOODWILL                                              14,364   49,625

OTHER ASSETS                                          13,955   13,154
                                                    -------- ---------
TOTAL ASSETS                                        $328,706 $398,978
                                                    ======== =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses             $50,301  $68,514
   Convertible note                                    2,200        -
   Short term bank loans and current maturities
    of long-term bank loans                              441      652
   Advance payments from customers                    26,701   41,086
                                                    -------- ---------
TOTAL CURRENT LIABILITIES                             79,643  110,252
LONG-TERM LIABILITIES                                  4,395    5,351
                                                    -------- ---------
TOTAL LIABILITIES                                     84,038  115,603


STOCKHOLDERS' EQUITY                                 244,668  283,375
                                                    -------- ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $328,706 $398,978
                                                    ======== =========


    About Verint Systems Inc.

    Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, digital video security and surveillance, and enterprise business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology Inc. (NASDAQ: CMVT). Visit us at our website www.verintsystems.com.

    Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: changes in the demand for Verint's products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel and RP Security including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Verint's products; aggressive competition may force Verint to reduce prices; Verint's lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Verint's revenues; inability to expand gross margin by reducing hardware in its product offerings; markets for Verint's products failing to develop; risks that Verint's intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Verint to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Verint operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

    Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, LORONIX, SmartSight,
Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.


    CONTACT: Verint Systems Inc.
             Alan Roden
             VP, Corporate Development and Investor Relations
             631-962-9304
             alan.roden@verint.com